Contacts: Cal Lai              Kevin Baker, Q.C.          Lyle Edwards
          I-Storm, Inc.        NevadaBobs.com, Inc.       Nevada Bob's Golf Inc.
          (659) 318-0300       (403) 294-0600             (403) 217-2342
          clai@i-storm.com     baycor@telusplanet.net     ledwards@nevadabobs.ca

          Rick Shannon                    Daniel/Aimee Boutcher
          InfoCast Corporation            Boutcher & Boutcher
          (403) 294-1161                  (973) 239-2878
          rshannon@infocast-corp.com      aboutcher@aol.com


  SHERIDAN RESERVE INC. (TO BE RENAMED NEVADABOBS.COM), NEVADA BOB'S GOLF INC.
               AND I-STORM, INC. PARTNER TO CREATE LARGEST ONLINE
                E-TAILER OF BRAND NAME GOLF PRODUCTS AND SERVICES


MOUNTAIN VIEW, CA, March 21, 2000 -- I-Storm, Inc. (OTCBB:ISTM), a leading e-commerce developer and incubator has announced a partnership with Sheridan Reserve Inc. (CDN:SHRI) to develop, and build NevadaBobs.com, the e-tail spinoff of Nevada Bob's Golf Inc. (TSE:NBC), the world's largest specialty golf retailer. InfoCast Corporation (OTCBB:IFCC) has also been engaged by NevadaBobs.com to provide coordination and hosting services for the dot com entity. NevadaBobs.com is scheduled to open in summer 2000.

"Our goal is to create the world's dominant golf e-tailer by leveraging our worldwide brand, our customer base, and our buying power to create an online experience that is unequalled in the industry," says Kevin Baker, Vice President of NevadaBobs.com and a former member of the Nevada Bob's Golf Inc. Board. He added, "The merchandising, marketing and technology savvy of I-Storm will allow us to quickly scale online and become the number one e-tailer in golf."

"NevadaBobs.com is a perfect example of how a traditional retailer can leverage its strengths in brand, customer base, and purchasing power to develop a dominant online selling presence by partnering with I-Storm's online expertise. We are excited about NevadaBobs.com's ability to dominate golf online," said Cal Lai, I- Storm President and CEO.

I-Storm and Nevada Bob's Golf will become equity partners in NevadaBobs.com (Sheridan Reserve). Nevada Bob's Golf will provide NevadaBobs.com with merchandising, procurement, and marketing support.

"Our golf e-tailing partnership with Sheridan and I-Storm leverages one of the most recognizable brands in golf with our strength in merchandising and marketing to dominate golf on-line," says Lyle Edwards, President of Nevada Bob's Golf.

"The online marketing and technology expertise that I-Storm brings to the partnership will accelerate our e-tailing initiatives significantly. We expect to be online this summer with a personalized shopping experience that complements and extends our in-store knowledge," says Martin Bunting, COO Nevada Bob's Golf.

Chris Wagner, Executive Vice President and General Manager for Computer Associates Services, an I-Storm strategic partner said, "NevadaBobs.com and I-Storm are creating a model for established companies to create focus around their e-commerce channels of distribution in a short period of time." He added, "We are very excited to leverage our expertise in technology and integration to help build the online store experience."



I-STORM, INC. (OTC BB: ISTM) PARTNERS WITH SUCCESSFUL BRANDS TO CO-DEVELOP, CO-FUND AND CO-MANAGE AGGRESSIVE E-COMMERCE VENTURES. I-STORM'S EXPERTISE IN E-BUSINESS STRATEGY, SITE DEVELOPMENT AND RETAIL OPERATIONS, COUPLED WITH ITS WILLINGNESS TO INVEST IN THE OPPORTUNITIES IT IDENTIFIES, AFFORDS FORTUNE 1000 COMPANIES A UNIQUE OPPORTUNITY TO QUICKLY GET TO MARKET WITH HIGHLY COMPETITIVE E-COMMERCE SYSTEMS. COMBINING THE ROLES OF AN OUTSOURCE SERVICE PROVIDER AND AN E-BUSINESS INCUBATOR, I-STORM BUILDS AND OPERATES WORLD-CLASS ONLINE SELLING SYSTEMS, HARNESSING BEST-OF-BREED TECHNOLOGIES AND INNOVATIVE BUSINESS PRACTICES DRAWN FROM ITS EXPERIENCE AS A SILICON VALLEY PIONEER IN E-COMMERCE AND INTERACTIVE MARKETING. BY LEVERAGING THE EXISTING BRAND, FULFILLMENT AND SUPPORT INFRASTRUCTURES OF ITS PARTNERS, I-STORM IS ABLE TO FOCUS ENTIRELY ON SITE DEVELOPMENT AND GROWTH, SHARING IN THE RISKS AND REWARDS OF THE NEW CHANNEL. FOR MORE INFORMATION, PLEASE VISIT I-STORM AT http://www.i-storm.com/.

SHERIDAN RESERVE INCORPORATED DBA NEVADABOBS.COM, INC. (CDN:SHRI) IS THE DOT COM SPINOFF OF NEVADA BOBS GOLF INC., THE WORLDS LARGEST RETAIL CHAIN OF GOLF SPECIALTY STORES. THE NEVADA BOB'S SYSTEM OF STORES CONSISTS OF 281 STORES WORLDWIDE. NEVADABOBS.COM WILL BE THE LEADING INTERNET RETAILER OF BRAND NAME GOLF PRODUCTS AND SERVICES BY COMBINING ONE OF THE WORLD'S MOST RECOGNIZABLE BRANDS AND UNPARALLELED EXPERTISE IN THE GOLF SPECIALTY INDUSTRY WITH A UNIQUE ONLINE SHOPPING EXPERIENCE THAT IS SECOND TO NONE. NEVADABOBS.COM WILL OFFER THOUSANDS OF PRODUCTS IN A WIDE SELECTION OF BRAND NAMES

INFOCAST CORPORATION IS THE LEADING E-ENABLING APPLICATION SERVICE PROVIDER
(ASP), PROVIDING SECURE, SCALABLE INFRASTRUCTURE-ON-DEMAND ALLOWING ENTERPRISES TO FOCUS ON BUILDING CLOSER RELATIONSHIPS WITH CUSTOMERS, PARTNERS, AND EMPLOYEES. CORE INFOCAST OFFERINGS INCLUDE VIRTUAL CALL CENTER (VCC), TELEWORK, AND E-LEARNING APPLICATIONS COUPLED WITH BEST-OF-BREED OFFERINGS FOR CUSTOMER CARE, DATA WAREHOUSING, AND E-COMMERCE. MORE INFORMATION ABOUT INFOCAST CORPORATION CAN BE FOUND ON THE WEB AT WWW.INFOCAST-CORP.COM.

                                      # # #


All referenced product names are trademarks of their respective companies.

The statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, the impact of competitive products and services, each company's ability to manage growth and to develop e-Business, the effect of economic and business conditions, changes in technology and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.